UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2007
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines (State or other jurisdiction of incorporation)	98-0467478 (I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 3, 2007 (the “Effective Date”), eTelecare Global Solutions, Inc. (the “Company”) amended its Articles of Incorporation to reflect a change in the number of its authorized common shares from 130,000,000 common shares to 65,000,000 common shares. The Company amended its Articles of Incorporation in connection with effecting a two-for-one reverse split of its outstanding common shares. On the Effective Date, every two outstanding common shares of the Company were reconstituted into one common share of the Company. This modification to the authorized and outstanding common shares did not affect the rights or the number of the Company’s outstanding American Depositary Shares (“ADSs”), except that each outstanding ADS will represent one common share, resulting in an ADS-to-common shares ratio of one-to-one instead of the prior ADS-to-common shares ratio of two-to-one.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1(i)	Amendment to the Articles of Incorporation of eTelecare Global Solutions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: September 7, 2007	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1(i)	Amendment to Articles of Incorporation of eTelecare Global Solutions, Inc.